Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238931

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 4, 2020)

Jefferies Financial Group Inc.

Up to 25,000,000

Common Shares

We have entered into an Open Market Sale AgreementSM (“Sales Agreement”) with Jefferies LLC relating to the sale of our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell up to 25,000,000 of our common shares, $1.00 par value per share, from time to time through Jefferies LLC acting as our sales agent.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “JEF.”

As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement.  The closing price of our common shares on October 28, 2022 was $34.33 per share.  We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. At that time, our common shares may be volatile and our market prices may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. Under those circumstances, we would caution you against investing in our common shares, unless you are prepared to incur the risk of incurring substantial losses. Please see the section of this prospectus supplement titled “Risk Factors.”

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies LLC is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies LLC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies LLC will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any common shares sold under the Sales Agreement. In connection with the sale of the common shares on our behalf, Jefferies LLC will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies LLC will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies LLC with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to Jefferies LLC.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement, before making a decision to invest in our common shares.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is November 1, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common shares offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Jefferies LLC has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies LLC is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus carefully, especially the section in this prospectus supplement titled “Risk Factors,” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus supplement to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.

Overview

Jefferies is a diversified financial services company engaged in investment banking and capital markets and asset management. Our strategy focuses on continuing to build out our investment banking effort, enhancing our capital markets businesses and further developing our Leucadia Asset Management alternative asset management platform, while returning excess capital to shareholders.

We own a legacy portfolio of businesses and investments that we historically denominated as our "Merchant Banking" business and are reflected in our consolidated results as consolidated subsidiaries, equity investments, securities or in other ways. We are well along in the process of liquidating this portfolio, with the intention of selling to third parties, distributing to shareholders or transferring the balance of this portfolio to our Asset Management reportable segment over the next few years. In adhering to our long-standing fundamental strategy of focusing on building our investment banking and capital markets businesses and reducing the size of our Merchant Banking portfolio, during the three months ended August 31, 2022, we sold our wholly-owned manufacturing subsidiary, Idaho Timber, in two transactions at a combined sales price of $239.3 million. The pre-tax gain recognized as a result of the sale of Idaho Timber, $139.0 million in the Merchant Banking segment during the three months ended August 31, 2022, is classified as Other revenue.

We continue to work diligently to effect the spin-off to shareholders of our holdings in Vitesse Energy, LLC ("Vitesse Energy") by the end of our fiscal year, subject to necessary regulatory reviews and rulings. That spin-off will involve the formation of a new standalone entity, Vitesse Energy, Inc., that will ultimately be a publicly traded company listed on the New York Stock Exchange. Jefferies expects that its ownership interests in Vitesse Energy, Inc. will be distributed tax-free on a pro rata basis to all shareholders. At August 31, 2022, Vitesse Energy had a net book value of $505.3 million.

We continuously review acquisitions of businesses, securities and assets that have the potential for significant long-term value creation, invest in a broad array of businesses, and evaluate the retention and disposition of our existing operations and holdings. Changes in the mix of our businesses and investments should be expected.

Our executive offices are located at 520 Madison Avenue, New York, NY 10022. Our primary telephone number is (212) 460-1900 and our website address is www.jefferies.com. The information contained on our website does not constitute a part of this prospectus.

THE OFFERING

Common shares offered by us:	Up to 25,000,000 of our common shares.

Common shares to be outstanding immediately after this offering:
Up to 253,807,229 shares (as more fully described in the notes following this table), assuming sales of 25,000,000 of our common shares in this offering.

As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement.  We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals. Accordingly, we expect the actual number of shares, if any, offered under the Sales Agreement to be significantly less than 25,000,000 shares.

Plan of Distribution:	“At the market offering” that may be made from time to time through the sales agent, Jefferies LLC. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Conflicts of Interest:
Jefferies LLC, our broker-dealer affiliate, is a member of the Financial Industry Regulatory, Inc., which we refer to as “FINRA.” Accordingly, offerings of the common shares included in this prospectus supplement in which Jefferies LLC participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” on page S-7 of this prospectus supplement.

Use of Proceeds:
We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, as follows: for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors:
Investing in our common shares involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NYSE symbol:	“JEF”

The number of our common shares shown above to be outstanding after this offering is based on 228,807,229 common shares outstanding as of August 31, 2022, after deducting 87,656,479 common shares held in treasury.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before making a decision to invest in our common shares, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Quarterly Report on Form 10-Q, as may be updated by our subsequent annual reports, quarterly reports and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement for Forward-Looking Information” in the accompanying prospectus.

Additional risks related to the offering

At the time we offer and sell shares, the market prices and trading volume of our common shares may have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses.

As of the date of this prospectus supplement, we do not intend to sell any common shares under the Sales Agreement.  The closing price of our common shares on October 28, 2022 was $34.33 per share. We expect to sell common shares under the Sales Agreement only if the market price of our common shares increases substantially in a way that may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals.

At the time we offer and sell shares, the market prices and trading volume of our common shares may have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses. During this time, we may not have experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. Such volatility and market prices may reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we would not know how long these dynamics would last. Under those circumstances, we would caution you against investing in our common shares, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common shares may be accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns may create several risks for investors, including the following:

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the market price of our common shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

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factors in the public trading market for our common shares may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

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our market capitalization, as implied by recent trading prices, may reflect significantly higher valuations of the company than those seen prior to recent volatility and that are significantly higher than our market capitalization prior to such periods of volatility, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our common shares could incur substantial losses if there are declines in the market prices of our common shares driven by a return to earlier valuations;

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to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases abates; and

•
if the market price of our common shares subsequently declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the value of newly issued common shares will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

We may incur rapid and substantial increases or decreases in our share price that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our common shares may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common shares or result in fluctuations in the price or trading volume of our common shares, including the risks and uncertainties that are outlined in our Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed with the SEC, on February 17, 2022 and in our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2022, May 31, 2022 and August 31, 2022 filed on April 8, 2022, July 8, 2022 and October 7, 2022, respectively.

In addition, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

A “short squeeze” due to a sudden increase in demand for our common shares that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in our common shares.

Investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure is high relative to the number of our common shares readily available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may, in turn, dramatically increase the price of our common shares until additional common shares are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common shares may be traded in the future by short sellers, which may increase the likelihood that our common shares will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze may lead to volatile price movements in our common shares that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase our common shares necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common shares may rapidly decline. Investors that purchase our common shares during a short squeeze may lose a significant portion of their investment. Under those circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to us and may not be reliable or accurate.

At the time we offer and sell shares, we may have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This may include coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares which could cause losses to your investments.

If you purchase our common shares in this offering, you may experience future dilution in the net tangible book value of your shares.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Future sales or issuances of our common shares in the public markets, or the perception of such sales, could depress the trading price of our common shares.

The sale of a substantial number of our common shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Jefferies LLC to sell our common shares at any time throughout the term of the Sales Agreement. The number of shares, if any, that are sold through Jefferies LLC after our instruction will fluctuate based on a number of factors, including the market price of our common shares during the sales period, the limits we set with Jefferies LLC in any instruction to sell shares, and the demand for our common shares during the sales period. Because the price per share of each share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid

USE OF PROCEEDS

We may issue and sell up to 25,000,000 of our common shares from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Jefferies LLC as a source of financing.

We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and short-term investments, for general corporate purposes.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds from this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their use, we intend to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the Sales Agreement with Jefferies LLC, under which we may offer and sell our common shares from time to time through Jefferies LLC acting as agent. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement and the accompanying prospectus, we may sell up to 25,000,000 of our common shares.

Each time we wish to issue and sell our common shares under the Sales Agreement, we will notify Jefferies LLC of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies LLC, unless Jefferies LLC declines to accept the terms of such notice, Jefferies LLC has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies LLC under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies LLC is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies LLC may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies LLC a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies LLC for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies LLC otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies LLC under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies LLC will provide written confirmation to us before the open on the NYSE on the day following each day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies LLC will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies LLC will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies LLC against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies LLC may be required to make in respect of such liabilities.

The offering of common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies LLC, and Jefferies LLC may distribute the prospectus supplement and the accompanying prospectus electronically.

Conflicts of Interest

Jefferies LLC, our broker-dealer affiliate, is a member of the Financial Industry Regulatory, Inc., which we refer to as “FINRA.” Accordingly, offerings of the common shares included in this prospectus supplement in which Jefferies LLC participates will conform to the requirements set forth in Rule 5121 of the Conduct Rules of FINRA. Jefferies LLC and its affiliates have provided investment banking services to us and our affiliates in the past and/or may do so in the future. They receive customary fees and commissions for these services. In addition, they may also receive brokerage services and market data and analytics products from us and our affiliates. For further information about our relationship with Jefferies LLC, see our latest Annual Report on Form 10-K filed with the SEC, and any updates thereto contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement will be passed upon for us by Sidley Austin LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Jefferies Financial Group, Inc. as of November 30, 2021 and 2020, and for each of the three years in the period ended November 30, 2021, incorporated by reference in this prospectus supplement from Jefferies Financial Group, Inc.’s Current Report on Form 8-K dated October 7, 2022, and the effectiveness of the Jefferies Financial Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries as of December 28, 2019 incorporated by reference from the Company’s Annual Report on Form 10-K have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. This prospectus supplement and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2021 filed on January 28, 2022;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended November 30, 2021 from our definitive proxy statement on Schedule 14A filed with the SEC on February 17, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2022, May 31, 2022, and August 31, 2022 filed on April 8, 2022, July 8, 2022 and October 7, 2022, respectively;

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our Current Reports on Form 8-K filed on December 17, 2021, January 10, 2022 (excluding information deemed to have been furnished and not filed in accordance with SEC rules), April 1, 2022, April 8, 2022, July 19, 2022, August 1, 2022, September 30, 2022, October 7, 2022 and October 21, 2022;

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the description of our common shares set forth in exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended November 30, 2021, as filed with the SEC on January 28, 2022, and including any amendments and reports filed for the purpose of updating such description; and

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solely with regard to the securities covered by this prospectus supplement that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus supplement, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus supplement).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus supplement or a document incorporated in this prospectus supplement.

PROSPECTUS

Jefferies Financial Group Inc.

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Units

We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities.

We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 14 of this prospectus. Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “JEF.”

Investing in our securities involves risks. Please see the “Risk Factors” section on page 6 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 4, 2020

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Jefferies Financial Group Inc.;

•	the offering of such securities by the holders thereof; and

•

market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

i

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus, any accompanying prospectus supplement or any free writing prospectus. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements and any free writing prospectuses. Statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectuses about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectuses.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING INFORMATION

Some of the statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, development costs, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this prospectus, the words “will,” “could,” “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of these words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The factors that could cause actual results to differ materially from those suggested by any of these statements include, but are not limited to, those risks and other factors discussed or identified from time to time in our public filings, including without limitation our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ending February 29, 2020, such as the following:

•

future acquisitions and dispositions of our businesses and investments are possible, changing the components of our assets and liabilities, and if unsuccessful or unfavorable, could reduce the value of our securities;

•	economic downturns, including a downgrade of the U.S. credit rating or a recession;

•	effects of the outbreak of the novel coronavirus (COVID-19) on the global economy, the United States economy and the global financial markets which may disrupt our and our clients’ operations;

•	risks associated with the increased volatility in raw material prices and the availability of key raw materials;

•	political and economic risks in foreign countries as well as foreign currency fluctuations;

•	failure to comply with government laws and regulations and costs associated with compliance;

•	unfavorable labor relations with our employees;

•	declines in the U.S. housing and commercial real estate markets;

•	risks of loss relating to our oil and gas exploration and development investments;

•	our investment in Berkadia may not prove to be successful;

•	the inability of Berkadia to repay its commercial paper borrowings;

•	investments in securities that are illiquid or subject to restrictions;

•	the failure of our technology systems and vulnerability to unauthorized access, computer hacking or computer viruses;

•	transfer restrictions on our common shares;

•	intensified competition in the operation of our businesses or for skilled management and other employees;

•	an inability to generate sufficient taxable income to fully realize our net deferred tax asset;

•	an inability to successfully defend any challenges to our tax filing positions;

•

weather related conditions and significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms or other unforeseen events, including the emergence of a pandemic such as COVID-19;

•	an inability to insure certain risks economically;

•	new financial legislation that could affect the market value of certain of our investments, impose additional costs on operations or require changes in business practices;

•	credit-rating agency downgrades;

•	volatility in the value of our investment portfolio;

•	the effect of recent legislation and new pending regulation;

•	extensive international regulation of Jefferies Group LLC and its subsidiaries (“Jefferies Group”) business;

•	international legal, regulatory, political and economic and other risks associated with Jefferies Group international operations;

•	price volatility and price declines in Jefferies Group debt securities and loss of revenues, clients and employees as a result of unfounded allegations;

•	risks of loss relating to Jefferies Group principal trading and investments;

•	a disruption of Jefferies Group business due to operational failures;

•	credit risk associated with Jefferies Group business;

•	risk associated with Jefferies Group hedging and derivative transactions;

•	risks and uncertainties relating to the Jefferies Group business associated with the U.K. exit from the European Union;

•	liability associated with legal proceedings;

•	risks and uncertainties as we expand our business;

•	risks related to our individual businesses and our aggregate investment in particular industries;

•	conditions in the financial markets and the economy;

•	exposure to market risk;

•	risk of loss related to our principal trading and investments;

•	risk of damage to our reputation;

•	potential for ineffective risk management;

•	operational risks that may disrupt our business or result in regulatory action;

•	risks related to the protection of our proprietary information and that of our customers;

•	risks related to the failure of our information technology systems;

•	risks related to a cyber attack or breach of our technology systems;

•	changes in or the discontinuance of Interbank Offered Rates, in particular the London Interbank Offered Rate;

•	risks related to employee misconduct;

•	changes in tax laws in key jurisdictions; and

•	differences between estimates of the fair value of holdings of our merchant banking investments and what may be realized.

Accordingly, we caution you against relying on forward-looking statements, which are applicable only as of the date of this prospectus or any incorporated document in which they are contained. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

Jefferies is a diversified financial services company engaged in investment banking and capital markets, asset management and direct investing. Jefferies Group LLC (“Jefferies Group”), our largest subsidiary, is the largest independent full-service global investment banking firm headquartered in the U.S. Jefferies Group retains a credit rating separate from Jefferies and remains a U.S. Securities and Exchange Commission (“SEC”) reporting company.

Our strategy focuses on strengthening and expanding our core businesses of Investment Banking, Capital Markets and Asset Management, while continuing to simplify our structure and return capital to our shareholders. We are simplifying through a managed transformation of our direct investing, or “Merchant Banking,” business, which, during 2018 and 2019, has included the sale of our investments in National Beef Packing Company, LLC (“National Beef”) and Garcadia, the transfer of some of our financial assets to Jefferies Group (Berkadia Commercial Mortgage Holding LLC (“Berkadia”) and Leucadia Asset Management (“LAM”)) and the special dividend to our shareholders of our investment in Spectrum Brands Holdings, Inc. (“Spectrum Brands”). In keeping with our strategy, a meaningful portion of the proceeds of these transactions has been returned to shareholders through share repurchases. During the past two fiscal years, we have returned to shareholders in excess of $2.4 billion through share repurchases and dividends.

We continuously review acquisitions of businesses, securities and assets that have the potential for significant long-term value creation, invest in a broad array of businesses, and evaluate the retention and disposition of our existing operations and holdings. Changes in the mix of our businesses and investments should be expected.

Our executive offices are located at 520 Madison Avenue, New York, NY 10022, as is the global headquarters of Jefferies Group. Our primary telephone number is (212) 460-1900 and our website address is www.jefferies.com. The information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of any securities by selling securityholders.

Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these market-making transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

DESCRIPTION OF CAPITAL STOCK

The rights of Jefferies shareholders are governed by the Business Corporation Law of the State of New York, or NYBCL, and the Restated Certificate of Incorporation of Jefferies and Jefferies’s Amended and Restated By-Laws. The following description of our common shares does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our Restated Certificate of Incorporation and our Amended and Restated By-Laws. Copies of our Restated Certificate of Incorporation and Amended and Restated By-Laws will be sent to shareholders upon request. See “Where You Can Find More Information.”

Authorized Capital

Pursuant to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) the Company is authorized to issue 606,000,000 shares, which consist of 600,000,000 shares of our common shares (the “Common Shares”) and 6,000,000 preferred shares (the “Preferred Shares”), par value $1.00 per share.

As of June 3, 2020, Jefferies has outstanding 267,111,111 Common Shares and a series of 3.25% Cumulative Convertible Preferred Shares ($125.0 million mandatory redemption value) that are convertible into 4,440,863 common shares at an effective conversion price of $28.15 per share.

Dividend Rights

Subject to the rights of the holders of any of our Preferred Shares that may be outstanding, holders of our Common Shares are entitled to receive dividends as may be declared by the Company’s board of directors out of funds legally available to pay dividends.

Voting Rights

Each holder of our Common Shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of the Company’s shareholders.

No Preemptive, Conversion or Redemption Rights; No Sinking Fund Provisions

Holders of our Common Shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our Common Shares.

Liquidation Rights

In the event of any liquidation, dissolution or other winding-up of Jefferies, whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Shares, the remaining net assets of Jefferies shall be distributed pro rata to the holders of the Common Shares.

Listing

The Common Shares are currently listed on the NYSE under the symbol “JEF.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Common Shares.

Transfer Restrictions

General. In order to protect our net operating losses (“NOLs”) and other tax attributes, our Common Shares are subject to certain transfer restrictions contained in the Certificate of Incorporation. The transfer restrictions generally impose restrictions on the transfer of our Common Shares to designated persons and the issuance of our Common Shares to certain target shareholders in connection with acquisition transactions.

Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 limits the use of losses and other tax benefits by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities and also attribute ownership between and among certain family members, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any Preferred Shares that are voting or convertible (or that otherwise participate in corporate growth).

If an “ownership change” were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and “built-in” losses) were an “ownership change” to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an “ownership change,” the limitation for the ensuing year would be increased by the amount of such excess.

Description of Transfer Restrictions. The Certificate of Incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any (1) attempted transfer of our Common Shares or any other securities that would be treated as our “stock” under the applicable tax regulations (referred to as “Jefferies Shares”) or (2) issuance of Jefferies Shares by us to a target shareholder in connection with an acquisition transaction (referred to as an “acquisition issuance”) if any person or group of persons would become a “5% shareholder” under the tax regulations or would be treated as owning 5% or more of our Common Shares as a result of such transfer or issuance. The transfer restrictions also restrict any attempted transfer or acquisition issuance of Jefferies Shares if such attempted transfer or acquisition issuance would increase the ownership percentage, as determined under applicable tax regulations, of any person or group of persons who is a “5% shareholder” or is otherwise treated as owning 5% or more of our Common Shares. This would include, among other things, an attempted acquisition of Jefferies Shares from an existing 5% shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code will be applied in determining whether the 5% thresholds have been met and whether a group exists. The transfer restrictions may also apply to proscribe the creation or transfer of certain “options,” which are broadly defined, in respect of the Jefferies Shares.

The transfer restrictions restrict a shareholder’s ability to acquire additional Jefferies Shares in excess of the specified limitations. Furthermore, in the case of certain large shareholders, the ability to dispose of Jefferies Shares currently held, or any other Jefferies Shares which the shareholder may acquire, may be restricted as a result of the transfer restrictions.

Generally, the restriction is imposed only with respect to the number of Jefferies Shares, or options with respect to Jefferies Shares (referred to as “Excess Shares”), purportedly transferred or otherwise deliverable in an acquisition issuance in excess of the thresholds established in the transfer restrictions. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee, in the case of a transfer, or the company or the applicable target shareholder, in the case of an acquisition issuance, obtains the approval of Jefferies’s board of directors.

Except for acquisition issuances, acquisitions of Jefferies Shares directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restrictions. Consequently, persons or entities that are able to acquire Jefferies Shares directly from us, other than in an acquisition issuance, including our employees, officers and directors, may do so without application of the transfer restrictions, irrespective of the number of Jefferies Shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities that are not able to acquire Jefferies Shares directly from us and, therefore, are restricted by the terms of the transfer restrictions. It should be noted, however, that any direct acquisitions of Jefferies Shares from us first requires board approval and, in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.

Jefferies’s board of directors has the discretion to approve a transfer or acquisition issuance of Jefferies Shares that would otherwise violate the transfer restrictions. Nonetheless, if the board of directors decides to permit a transfer or acquisition issuance that would otherwise violate the transfer restrictions, that transfer or acquisition issuance could, under the tax rules, be aggregated with other transfers or acquisition issuances and could result in an “ownership change” that would limit the use of our tax attributes. The board of directors intends to consider any attempted transfer or acquisition issuance individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer or acquisition issuance notwithstanding that an “ownership change” may occur.

The Certificate of Incorporation further provides that all certificates representing Jefferies Shares bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF JEFFERIES FINANCIAL GROUP INC. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

In accordance with the transfer restrictions, we will not permit any of our employees or agents, including the transfer agent, to record any transfer or acquisition issuance of Excess Shares. As a result, requested transfers of Jefferies Shares may be delayed or refused.

The Certificate of Incorporation provides that any transfer or acquisition issuance attempted in violation of the restrictions shall be void ab initio, even if the transfer or acquisition issuance has been recorded by the transfer agent and new certificates issued. The purported transferee or purported holder of the Jefferies Shares is not entitled to any rights of a shareholder with respect to the Excess Shares, including the right to vote the Excess Shares, or to receive dividends or distributions in liquidation in respect thereof, if any.

If an acquisition issuance would result in the delivery of Excess Shares to a target shareholder, the company is required to deliver the Excess Shares to an agent designated by Jefferies’s board of directors instead of the target shareholder who would otherwise receive the Excess Shares in connection with the acquisition issuance. Similarly, if Jefferies’s board of directors determines that a purported transfer or acquisition issuance has violated the transfer restrictions, we will require the purported transferee or purported holder to surrender the Excess Shares, and any dividends the purported transferee or purported holder has received on the Excess Shares, to an agent designated by Jefferies’s board of directors. In each case, the agent will then sell the Excess Shares in one or more arm’s-length transactions, executed on the New York Stock Exchange, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Shares within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Jefferies Shares or have an adverse effect on the value of the Jefferies Shares. If the purported transferee or purported holder has sold the Excess Shares before receiving our demand to surrender the Excess Shares, the purported transferee or purported holder generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee or purported holder has received on the Excess Shares. From any net sales proceeds or amounts received from a purported transferee or purported holder, which in certain circumstances may be reduced by the agent’s expenses, the agent will reimburse the purported transferee or purported holder for the price paid for the Excess Shares or the fair market value of the Excess Shares as of the close of the day prior to the acquisition issuance or the attempted transfer to the purported transferee by gift, inheritance or similar transfer. Any remaining proceeds will then be paid to one or more charities selected by the Company’s board of directors.

The transfer restrictions and related provisions contained in the Company’s Amended and Restated By-Laws (the “By-Laws”) may be deemed to have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, to accumulate in the aggregate 5% or more of the total value of the Jefferies Shares or 5% or more of our Common Shares and the ability of persons, entities or groups whose ownership of Jefferies Shares meets either of these thresholds to acquire additional Jefferies Shares. The transfer restrictions discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Code. Further, there can be no assurance, in the event transfers or acquisition issuances in violation of the transfer restrictions are attempted, that the Internal Revenue Service will not assert that those transfers or acquisition issuances have federal income tax significance notwithstanding the transfer restrictions. As a result, the transfer restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of our tax attributes.

The determination of 5% shareholder status is based upon a holder’s percentage ownership, taking into account certain rules of attribution, of the total value of the aggregate outstanding Jefferies Shares or our Common Shares. Future changes in the capitalization of the Company may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restrictions to future transfers or acquisition issuances of Jefferies Shares.

Holders are advised to carefully monitor their ownership of our Common Shares (and any securities of Jefferies that may constitute Jefferies Shares for purposes of the transfer restrictions) and should consult their own legal advisors and/or the Company to determine whether their ownership approaches the prohibited level.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement and any free writing prospectus a description of any debt securities, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC, our broker-dealer subsidiary, or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a free writing prospectus, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement and any free writing prospectus any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement or any free writing prospectus, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement or free writing prospectus will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement and free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.

To the extent required, the prospectus supplement or free writing prospectus will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or free writing prospectus will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

CONFLICTS OF INTEREST

Jefferies LLC, our broker-dealer subsidiary, and certain other of our affiliates, are, or may be from time to time, members of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC, or our other affiliates, participate will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by Jefferies LLC (or our other affiliates) in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements, and underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC (or our other affiliates) may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC (or our other affiliates) may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC (or our other affiliates) acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC (or our other affiliates) does not act as principal. Jefferies LLC (or our other affiliates) may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies LLC (or our other affiliates) may also engage in transactions of this kind and may use this prospectus for this purpose.

Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference, and the effectiveness of Jefferies Financial Group, Inc.’s internal control over financial reporting incorporated by reference from the 8-K filled on June 3, 2020 and the financial statement schedules incorporated by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an emphasis of matter paragraph referring to the change in fiscal year from December 31 to November 30 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Jefferies Finance LLC and its subsidiaries as of November 30, 2019 and for the year then ended, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries as of December 28, 2019 and December 29, 2018 and for the fiscal years then ended, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of National Beef Packing Company, LLC and its subsidiaries for the fiscal year ended December 31, 2017, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Berkadia Commercial Mortgage Holding LLC as of December 31, 2019 and for the year then ended, incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K/A of Jefferies Financial Group Inc. for the year ended November 30, 2019, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Jefferies Financial Group Inc.

520 Madison Avenue

New York, New York 10022

Attention: Corporate Secretary

Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 filed on January 29, 2020;

•	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended November 30, 2019 filed on March 26, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 from our definitive proxy statement on Schedule 14A filed with the SEC on March 3, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended February 29, 2020 filed on April 8, 2020;

•	our Current Reports on Form 8-K filed on December 2, 2019, December 5, 2019 and January 28, 2020; April 22, 2020 and June 3, 2020;

•

solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

Jefferies Financial Group Inc.

Up to 25,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

November 1, 2022